UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 20, 2005

Allied Waste Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or jurisdiction

1-14705	88-0228636

(Commission File Number)	(IRS Employer Identification Number)

15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona	85260

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, the stockholders of Allied Waste Industries, Inc. (the “Company”) approved the 2005 Non-Employee Director Equity Compensation Plan (the “2005 Directors’ Plan”). The 2005 Directors’ Plan amended and restated the 1994 Non-Employee Director Stock Option Plan. The changes increase the number of shares of the Company’s common stock available for grant under the 2005 Directors’ Plan to a total of 2,750,000 shares, and add restricted shares and restricted stock units, or “RSUs,” to the forms of grants that may be made to non-employee directors, in addition to stock options.

The 2005 Directors’ Plan also provides that equity compensation grants to non-employee directors under the 2005 Directors’ Plan, effective May 20, 2005, will consist of: (1) a one-time grant of restricted stock or RSUs having a fair market value of up to $200,000 (or the equivalent value in the form of stock options) upon the initial election of a director to the Board, subject to vesting (at a rate of one-third per year) over three years, and (2) annual grants of restricted stock or RSUs having a fair market value of up to $80,000 (or the equivalent value in the form of stock options), subject to vesting in full after one year.

On May 20, 2005, the Company’s Board of Directors determined that the annual grants made to the Company’s non-employee directors on May 20, 2005 will be in the form of shares of restricted stock and will have a fair market value of $55,000. The Board of Directors also determined that any one-time grants made upon the initial election of a new non-employee director to the Board in 2005 will be in the form of shares of restricted stock and will have a fair market value of $150,000. In addition, the Board of Directors determined that future initial and annual grants under the 2005 Directors’ Plan will be in the same form, and will have the same fair market value, as the grants approved for 2005, unless and until the Board or the Management Development/Compensation Committee authorizes grants to be made in another form or having a different fair market value, in accordance with the terms of the plan. The forms of restricted stock agreement, RSU agreement, and stock option agreement that will be issued to non-employee directors under the 2005 Directors’ Plan were filed as exhibits to Company’s Form 10-Q for the quarter ended March 31, 2005. The Company’s Board of Directors also approved the payment of annual retainers in the amount of $7,500 each to the Chairs of the Board’s Audit, Management Development/Compensation, and Governance Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

Dated: May 23, 2005	By:	/s/ Peter S. Hathaway

Peter S. Hathaway Executive Vice President and Chief Financial Officer

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